Exhibit 99.1

For Release: June 26, 2018 5:00 A.M. PDT
Quantum Corporation Appoints Jamie Lerner as CEO and President

Industry Expert Lerner Brings Track Record of Success, Strong Leadership and Deep Product Strategy Expertise

San Jose, Calif. – June 26, 2018 – Quantum Corp. (NYSE: QTM) today announced that its Board of Directors has appointed Jamie Lerner as Chief Executive Officer and President effective July 1, 2018. Lerner will also be appointed to Quantum’s Board of Directors. Lerner, a seasoned executive with experience developing innovative technology portfolios and leading high-growth organizations, will oversee the day-to-day leadership of the company, including its ongoing business transformation and cost savings initiatives.
“Jamie is a competitive and energetic leader with a strong reputation for inspiring teams, fortifying business operations and directing astute product strategies to deliver bottom-line results,” said Raghu Rau, Chairman of Quantum. “He understands the storage market dynamics, customer needs and the opportunities that exist. We look forward to his leadership in helping Quantum complete its highest priority of achieving sustained profitability while delivering top storage solutions and services to customers.”
Lerner brings strong storage industry knowledge and deep cross-functional management experience and has served in top executive roles at a number of global and Fortune 500 companies, including Cisco and Seagate. While at Cisco, Lerner led the turnaround of three business units under the Cloud and Systems Technology Group, and managed approximately 40 products with more than 2,500 employees. At Seagate, he served as President of the Cloud Systems and Solutions business, where he integrated the Xyratex acquisition, turned around eight quarters of negative growth, and achieved four consecutive quarters of top line growth above the plan of record. Most recently, he served as Vice President and Chief Operating Officer for Pivot3, a hyperconverged infrastructure and video surveillance technology company, where he had responsibility for operations, global field sales, customer support, professional services, manufacturing and supply chain.

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Exhibit 99.1

“I am excited to join Quantum during this transformative phase,” said Lerner. “At a time when the industry is experiencing disruptive technologies and new, evolving storage requirements, I see much opportunity for Quantum and its ability to drive customer success. I am truly excited to work with our customers, employees, partners and shareholders to drive the next phase of Quantum’s success.”
The appointment of Lerner follows the company’s recent announcement of Michael Dodson as Chief Financial Officer effective May 31, 2018.

About Quantum
Quantum is a leading expert in scale-out tiered storage, archive and data protection, providing solutions for capturing, sharing, managing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. Quantum's end-to-end, tiered storage foundation enables customers to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.
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Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Quantum advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the statements regarding Quantum’s ongoing business transformation efforts and priorities and Quantum’s opportunities in the market in which it competes. All forward-looking statements are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement, including unexpected changes in the Company’s business. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2017. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Public Relations:
Bob Wientzen
Quantum Corp.
720-201-8125
bob.wientzen@quantum.com

Investor Relations:

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Exhibit 99.1

Molly Presley
Quantum Corp.
425-201-1481
ir@quantum.com

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